Exhibit 99.1

NEWS RELEASE

CONTACTS: Media John Ambler Vice President Corporate Communications T - (412) 477-1719 E - joambler@uss.com	Investors/Analysts Kevin Lewis Vice President Investor Relations T - (412) 433-6935 E - klewis@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS FIRST QUARTER 2020 RESULTS

•	Net loss of $391 million, or $2.30 per diluted share

•	Adjusted net loss of $123 million, or $0.73 per diluted share

•	Adjusted EBITDA of $64 million

•	Liquidity of $1.82 billion, including cash of $1.35 billion

PITTSBURGH, April 30, 2020 – United States Steel Corporation (NYSE: X) reported first quarter 2020 net loss of $391 million, or $2.30 per diluted share. Adjusted net loss was $123 million, or $0.73 per diluted share. This compares to first quarter 2019 net earnings of $54 million, or $0.31 per diluted share. Adjusted net earnings for first quarter 2019 were $81 million, or $0.47 per diluted share.

2

Earnings Highlights
	Quarter Ended
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2020	2019
Net Sales	$2,748	$3,499
Segment (loss) earnings before interest and income taxes
Flat-Rolled	$(35)	$95
U. S. Steel Europe	(14)	29
Tubular	(48)	10
Other Businesses	1	8
Total segment (loss) earnings before interest and income taxes	$(96)	$142
Other items not allocated to segments	(279)	(31)
(Loss) earnings before interest and income taxes	$(375)	$111
Net interest and other financial costs	35	49
Income tax (benefit) provision	(19)	8
Net (loss) earnings	$(391)	$54
(Loss) earnings per diluted share	$(2.30)	$0.31

Adjusted net (loss) earnings (a)	$(123)	$81
Adjusted net (loss) earnings per diluted share (a)	$(0.73)	$0.47
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$64	$285
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
“Our goal during these unprecedented circumstances is to protect lives and livelihoods, which means keeping our employees and communities safe and healthy and the business resilient,” said U. S. Steel President and Chief Executive Officer David B. Burritt.  “Over the past several weeks, we have announced a series of actions in response to the coronavirus pandemic (COVID-19) and the significant changes in the global oil and gas markets. We continue to serve customers and the stakeholders who count on us as an essential business.” Burritt continued, “Challenging days are ahead, but I am confident in the men and women at U. S. Steel who are continuing to make steel as a critical part of our nation’s infrastructure and progress our 'best of both' integrated and mini mill technology strategy. We remain calm and focused to ensure a stronger U. S. Steel for all of our stakeholders.”
Reflecting on the quarter, Burritt commented, “Market activity was beginning to improve prior to the emergence of COVID-19 and the sudden changes in global oil and gas markets.  As the impacts from these unprecedented market dynamics became apparent, we adjusted our footprint, fortified our balance sheet and aggressively cut costs.  While these decisive actions helped us exceed our first quarter guidance, we have quickly turned our attention to the second quarter to not only ensure the safety and health of our employees but also to preserve cash and liquidity.”

3

Update on the Company's Strategic Objective to Monetize Iron Ore Assets
U. S. Steel today granted Stelco Inc. (Stelco) at a purchase price of $100 million the option to acquire a 25 percent interest in the company’s Minntac iron ore mining operations for an aggregate purchase price of $600 million. Under the agreement, $20 million was paid to U. S. Steel upon signing the option agreement and the remaining $80 million will be paid ratably over the remainder of the 2020 calendar year. Once Stelco has completed paying the remaining $80 million, the option can be exercised any time before January 31, 2027 and, upon exercise, Stelco will make an additional payment of $500 million to acquire its 25% interest in the new cost-sharing joint venture. This agreement ensures U. S. Steel will continue to be the operator and majority owner of the Minntac mine and implies a $2.4 billion enterprise value for the Minntac operation. Morgan Stanley & Co. LLC acted as financial advisor to U. S. Steel and Jones Day acted as legal advisor to U. S. Steel on the transactions.
“This transaction shows that while we will be nimble and flexible in executing our world-competitive, 'best of both' strategy, we will not be deterred," Burritt concluded. "In October of last year, we announced our acquisition of our 49.9% interest in Big River Steel and our goal of extracting incremental value from our iron ore assets. Today's announcement demonstrates the continued execution of our strategy and delivers $100 million of incremental cash to the balance sheet in 2020. We are pleased that this transaction validates the competitive advantage of our iron ore mining assets and gives us a path to an additional $500 million of capital to support continued execution of our strategy."

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The Company will conduct a conference call on the first quarter 2020 earnings on Friday, May 1, at 8:30 a.m. Eastern Daylight Time. To listen to the webcast of the conference call, and to access the company's slide presentation, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. Replays of the conference call will be available on the website after 10:30 a.m. on May 1.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Quarter Ended
	March 31,	March 31,
	2020	2019
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted)(a)
Flat-Rolled	711	798
U. S. Steel Europe	611	670
U. S. Steel Europe (€/net ton)	554	590
Tubular	1,283	1,549
Steel shipments (thousands of net tons):(a)
Flat-Rolled	2,509	2,725
U. S. Steel Europe	801	1,064
Tubular	187	207
Total Steel Shipments	3,497	3,996

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Flat-Rolled to Tubular	92	81
Raw steel production (thousands of net tons):
Flat-Rolled	3,148	3,075
U. S. Steel Europe	882	1,159
Raw steel capability utilization:(b)
Flat-Rolled	74%	73%
U. S. Steel Europe	71%	94%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	$192	$247
U. S. Steel Europe	34	34
Tubular	54	19
Other Businesses	2	2
Total	$282	$302
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.

UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Quarter Ended
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2020	2019
NET SALES	$2,748	$3,499

Operating expenses (income):
Cost of sales (excludes items shown below)	2,605	3,172
Selling, general and administrative expenses	72	78
Depreciation, depletion and amortization	160	143
Loss (earnings) from investees	8	(9)
Tubular asset impairment charges	263	—
Gain on equity investee transactions	(31)	—
Restructuring and other charges	41	—
Net loss on sale of assets	—	4
Other losses, net	5	—
Total operating expenses	3,123	3,388
(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES	(375)	111

Net interest and other financial costs	35	49
(LOSS) EARNINGS BEFORE INCOME TAXES	(410)	62

Income tax (benefit) provision	(19)	8
Net (loss) earnings	(391)	54
Less: Net earnings (loss) attributable to noncontrolling interests	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO UNITED STATES STEEL CORPORATION	$(391)	$54

COMMON STOCK DATA:
Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(2.30)	$0.31
Diluted	$(2.30)	$0.31
Weighted average shares, in thousands
Basic	170,224	173,241
Diluted	170,224	174,545
Dividends paid per common share	$0.01	$0.05

UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Quarter Ended
	March 31,	March 31,
(Dollars in millions)	2020	2019
Cash provided by (used in) operating activities:
Net (loss) earnings	$(391)	$54
Depreciation, depletion and amortization	160	143
Tubular asset impairment charges	263	—
Gain on equity investee transactions	(31)	—
Restructuring and other charges	41	—
Pensions and other post-employment benefits	(1)	30
Deferred income taxes	6	6
Net loss on sale of assets	—	4
Working capital changes	(162)	(247)
Income taxes receivable/payable	3	41
Other operating activities	(30)	(2)
Total	(142)	29

Cash used in investing activities:
Capital expenditures	(282)	(302)
Proceeds from sale of assets	1	—
Proceeds from sale of ownership interests in equity investees	8	—
Investments, net	(4)	—
Total	(277)	(302)

Cash provided by (used in) financing activities:
Revolving credit facilities - borrowing, net of financing costs	1,202	—
Revolving credit facilities - repayments	(281)	—
Issuance of long-term debt, net of financing costs	67	—
Repayment of long-term debt	(2)	—
Common stock repurchased	—	(42)
Dividends paid	(2)	(9)
Taxes paid for equity compensation plans	(1)	(5)
Total	983	(56)

Effect of exchange rate changes on cash	(6)	(2)

Net increase (decrease) in cash, cash equivalents and restricted cash	558	(331)
Cash, cash equivalents and restricted cash at beginning of the year	939	1,040

Cash, cash equivalents and restricted cash at end of the period	$1,497	$709

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

(Dollars in millions)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$1,350	$749
Receivables, net	1,172	1,177
Inventories	2,075	1,785
Other current assets	89	102
Total current assets	4,686	3,813
Operating lease assets	246	230
Property, plant and equipment, net	5,407	5,447
Investments and long-term receivables, net	1,421	1,466
Intangible assets, net	134	150
Deferred income tax benefits	5	19
Other noncurrent assets	467	483

Total assets	$12,366	$11,608

Accounts payable and other accrued liabilities	2,133	2,054
Payroll and benefits payable	325	336
Short-term debt and current maturities of long-term debt	99	14
Other current liabilities	220	221
Total current liabilities	2,777	2,625
Noncurrent operating lease liabilities	193	177
Long-term debt, less unamortized discount and debt issuance costs	4,616	3,627
Employee benefits	584	532
Other long-term liabilities	470	554
United States Steel Corporation stockholders' equity	3,725	4,092
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$12,366	$11,608

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET (LOSS) EARNINGS

	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts) (a)	2020	2019
Reconciliation to adjusted net (loss) earnings attributable to United States Steel Corporation
Net (loss) earnings attributable to United States Steel Corporation	$(391)	$54
Tubular asset impairment charges	263	—
Gain on previously held investment in UPI	(25)	—
Restructuring and other charges	41	—
Big River Steel options mark to market	(11)	—
December 24, 2018 Clairton coke making facility fire	—	27
Total adjustments	268	27
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(123)	$81

Reconciliation to adjusted diluted net (loss) earnings per share
Diluted net (loss) earnings per share	$(2.30)	$0.31
Tubular asset impairment charges	1.54	—
Gain on previously held investment in UPI	(0.14)	—
Restructuring and other charges	0.23	—
Big River Steel options mark to market	(0.06)	—
December 24, 2018 Clairton coke making facility fire	—	0.16
Total adjustments	1.57	0.16
Adjusted diluted net (loss) earnings per share	$(0.73)	$0.47
(a) The adjustments included in this table for the three months ended March 31, 2020 have not been tax effected due to the full valuation allowance on our domestic deferred tax assets. The adjustments included in this table for the three months ended March 31, 2019 have been tax effected.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended
	March 31,
(Dollars in millions)	2020	2019
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(391)	$54
Income tax (benefit) provision	(19)	8
Net interest and other financial costs	35	49
Depreciation, depletion and amortization expense	160	143
EBITDA	(215)	254
Tubular asset impairment charges	263	—
Gain on previously held investment in UPI	(25)	—
Restructuring and other charges	41	—
December 24, 2018 Clairton coke making facility fire	—	31
Adjusted EBITDA	$64	$285

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA and segment EBITDA, considered along with net earnings (loss) and segment earnings (loss) before interest and income taxes, are relevant indicators of trends relating to our operating performance and provide management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of items such as asset impairments, restructuring and other charges, the December 24, 2018 Clairton coke making facility fire, the Big River Steel options mark to market, and significant gains (losses) on the sale or purchase of ownership interests in equity investees, that are not part of the Company's core operations (Adjustment Items). Adjusted EBITDA is also a non-GAAP measure that excludes the financial effects of the Adjustment Items. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the Adjustment Items. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute ”forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” "should," “will,” "may" and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, U. S. Steel's future ability or plans to take ownership of the Big River Steel joint venture as a wholly owned subsidiary, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to risks related to the satisfaction of the conditions of creating the joint venture with Stelco in the anticipated timeframe or at all and the possibility that the option will not be exercised by Stelco, possible production or operations interruptions related to the novel coronavirus (COVID-19) pandemic that could disrupt supply or delivery of, or demand for, the Company’s products, as well as the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

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2020-018